CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (No. 333-265399) on Form S-8 of Dakota Gold Corp. of our report dated June 28, 2022 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ Ham, Langston & Brezina, L.L.P.

Houston, Texas

June 28, 2022